AMENDMENT NO. 2

to

AMENDED AND RESTATED WARRANT AGREEMENT

THIS AMENDMENT NO. 2 dated November 15, 2018 (this “Amendment”) amends the Warrant (defined below), and is by and between Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), and Jackson Investment Group, LLC, a Georgia limited liability company (together with its successors and assigns, the “Holder”).

WHEREAS, on April 25, 2018, the Company and Holder entered into an Amended and Restated Warrant Agreement, as amended by that certain Amendment No. 1 dated as of August 27, 2018 (as so amended, the “Warrant”), which entitles Holder to purchase 905,508 shares of the Company’s common stock, par value $0.00001 per share (“Common  Stock”), at a current exercise price of $3.50 per share (each subject to adjustment as provided in the Warrant); and

WHEREAS, in connection with the Holder’s execution of that certain Debt Exchange Agreement dated as of the date hereof, between Holder and the Company, the parties desire to amend the Warrant to decrease the Exercise Price and the Exercise Period.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree that the Warrant shall be amended as follows:

1.Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Warrant.

2.Section 3.1 of the Warrant is hereby amended and restated in its entirety to read as follows:

“Section 3.1 Exercise Price. The Warrant shall entitle the Registered Holder thereof, subject to the provisions of this A&R Warrant Agreement, the right to purchase from the Company up to 905,508 shares of Common Stock at the price of $1.66 per share, subject to adjustment from time to time as provided in Article IV (the “Exercise Price”).”

3.Section 3.2 of the Warrant is hereby amended and restated in its entirety to read as follows:

“Section 3.2 Exercise Period.  The Warrant may be exercised by the Registered Holder thereof, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time commencing six months following the Date of Issuance and prior to 5:00 P.M., New York time on the seventh (7th) anniversary of the Effective Date (the “Exercise Period”); provided that Registered Holder shall be able to exercise its Warrant only if the exercise of such Warrant is exempt from, or in compliance with, any applicable registration requirements of the Securities Act and the applicable securities laws of the states in which the Registered Holder of the Warrant or other persons to whom it is proposed that the Warrant Exercise Shares be issued, on exercise of the Warrant reside.  To the extent that the Warrant or portion thereof is not exercised prior to the expiration of the Exercise Period, it shall be automatically cancelled with no action by any Person, and with no further rights thereunder, upon such expiration.”

4.On and after the date of this Amendment, the parties agree that the term “A&R Warrant Agreement”, appearing in the Warrant certificate issued to Holder in connection with the Warrant, shall be deemed to refer to the Warrant agreement as amended by this Amendment and as the same may hereafter be amended, restated, supplemented or modified from time to time.

5.This Amendment may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Intentionally blank – signatures on next page]

IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed by the undersigned parties hereto, effective as of the date first above written.

COMPANY:

STAFFING 360 SOLUTIONS, INC.

By:

Brendan Flood, Chairman and Chief Executive Officer

Accepted and agreed:

JACKSON INVESTMENT GROUP, LLC

By: _________________________________

      Douglas B. Kline, Chief Financial Officer

[Signature Page to Amendment No. 2 to Amended and Restated Warrant Agreement]